UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)  March 18, 2009

VAUGHAN FOODS, INC.
(Exact name of Registrant as specified in its charter)

Oklahoma	001-33446	73-1342046
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

216 N.E. 12th Street, Moore, OK 73160
(Address Principal Executive Office) (Zip Code)

(405) 794-2530
Registrant’s telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be Included in the Report

Item 1.01:  Entry into a Material Definitive Agreement

Item 2.03:  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On March 18, 2009, Vaughan Foods, Inc. (the “Company”) became obligated under a loan and security agreement (the “Loan Agreement”) with Peninsula Bank Business Funding, a division of The Private Bank of the Peninsula (“Peninsula Bank”). Pursuant to the Loan Agreement, the Company established a $3.0 million revolving line of credit with Peninsula Bank. The revolving line of credit bears interest at a floating rate equal to four and one-half percent (4.5%) above the prime rate, with a floor of seven and three-quarters percent (7.75%). Amounts due under the Loan Agreement are secured by a security interest in all personal property of the Company and its wholly owned subsidiary, Wild About Food – Oklahoma LLC. The maturity date for all loans and advances under the Loan Agreement is May 1, 2010.

In connection with the Loan Agreement, the Company also (i) entered into an Intellectual Property Security Agreement with Peninsula Bank, which became effective March 18, 2009 and (ii) issued warrants to purchase a total of 253,507 shares of the Company’s common stock at an exercise price of $0.5917 per share, pursuant to a Warrant to Purchase Stock, which became effective March 18, 2009.

The Company issued a press release regarding this financing on March 18, 2009, a copy of which is furnished herewith as Exhibit 99.1.

Item 2.02:  Results of Operations and Financial Condition

On March 19, 2009, the Company issued a press release, a copy of which is furnished herewith as Exhibit 99.2, announcing its financial results for the quarter and year ended December 31, 2008 and also announcing that the Company would host a teleconference on March 19, 2009 at 3:00 p.m. eastern time to discuss its financial results for the quarter and year ended December 31, 2008.

Item 3.02:  Unregistered Sales of Equity Securities

The Company issued a Warrant to Purchase Stock, effective March 18, 2009 (the “Warrant”), to Peninsula Bank. Pursuant to the terms of the Warrant, Peninsula Bank has the right to purchase up to 253,507 shares of the Company’s common stock at an exercise price of $0.5917 per share. In lieu of exercising the Warrant as described above, Peninsula Bank also has the right to convert the Warrant, on a cashless basis, into a number of shares of the Company’s common stock determined by dividing the (a) the fair market value of the shares issuable upon exercise of the Warrant minus the aggregate exercise price for such shares by (b) the fair market value of one share of the Company’s common stock. The Warrant expires on March 6, 2016.

Neither the Warrant nor the shares issuable upon exercise or conversion of the Warrant have been registered under the Securities Act of 1933, as amended (the “Securities Act”). The Warrant was issued, and the shares issuable upon exercise or conversion of the Warrant will be issued, in reliance upon the exemption from registration pursuant to Section 4(2) of the Securities Act for “transactions by the issuer not involving a public offering.”

Item 9.01  Financial Statements and Exhibits

Exhibit No.	Description

10.1	Loan and Security Agreement dated as of March 6, 2009

10.2	Intellectual Property Security Agreement

10.3	Warrant to Purchase Stock

99.1

Press release, dated March 18, 2009, announcing that the registrant has closed on a new revolving line of credit of $3.0 million with Peninsula Bank Business Funding, a division of The Private Bank of the Peninsula of Palo Alto, California

99.2	Press release, dated March 19, 2009, announcing financial results for the quarter and year ended December 31, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, hereunto duly authorized.

VAUGHAN FOODS, INC.

Dated: March 23, 2009	By: /s/ Gene P. Jones
Gene P. Jones
Secretary, Treasurer and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description	Method of Filing

10.1	Loan and Security Agreement dated as of March 6, 2009	Filed herewith electronically

10.2	Intellectual Property Security Agreement	Filed herewith electronically

10.3	Warrant to Purchase Stock	Filed herewith electronically

99.1

Press release, dated March 18, 2009, announcing that the registrant has closed on a new revolving line of credit of $3.0 million with Peninsula Bank Business Funding, a division of The Private Bank of the Peninsula of Palo Alto, California

Filed herewith electronically

99.2	Press release, dated March 19, 2009, announcing financial results for the quarter and year ended December 31, 2008	Filed herewith electronically